SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM GROWTH SERIES


A Special Meeting of Shareholders of AIM Japan Growth Fund was held on August 17, 2001.

At such meeting, shareholders of AIM Japan Growth Fund were asked to:

1.* Elect the following Trustees: Frank S. Bayley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis F. Pennock, Ruth
     H. Quigley and Louis S. Sklar.

2. Approve an Agreement and Plan of Reorganization that provides for the combination of AIM Japan Growth Fund, a portfolio of AIM Growth Series, with AIM International Equity Fund, a portfolio of AIM International Funds, Inc.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

The results of the voting on the above matters were as follows:

                                                                      Withheld/
       Trustees/Matter                               Votes For      Abstentions
       ---------------                               ---------      -----------
(1)*   Frank S. Bayley...............................99,506,310      1,844,560
       Bruce L. Crockett.............................99,524,735      1,826,135
       Owen Daly II..................................99,399,439      1,951,431
       Albert R. Dowden..............................99,536,284      1,814,586
       Edward K. Dunn, Jr............................99,464,033      1,886,837
       Jack M. Fields................................99,538,446      1,812,424
       Carl Frischling...............................99,448,226      1,902,644
       Robert H. Graham..............................99,512,845      1,838,025
       Prema Mathai-Davis............................99,459,830      1,891,040
       Lewis F. Pennock..............................99,524,247      1,826,623
       Ruth H. Quigley...............................99,428,522      1,922,348
       Louis S. Sklar................................99,523,581      1,827,289

                                                                                     Votes        Withheld/
       Matter                                                         Votes For     Against      Abstentions
       ------                                                         ---------     -------      -----------
(2)    Approval of an Agreement and Plan of Reorganization that
       provides for the combination of AIM Japan Growth Fund, a
       portfolio of AIM Growth Series, with AIM International
       Equity Fund, a portfolio of AIM International Funds, Inc.      3,563,169     415,733       1,821,133**

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*    Proposal 1 required approval by a combined vote of all of the portfolios of AIM Growth Series
**   Includes Broker Non-Votes